United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

IndexIQ Active ETF Trust

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

In connection with the mailing of the definitive proxy statement of IQ Ultra Short Duration ETF (the “Fund”), a series of IndexIQ Active ETF Trust, and the solicitation of proxies with respect to the proposals set forth in the definitive proxy statement, the following telephone solicitation script was prepared for use by the Fund’s proxy solicitor with shareholders of the Fund at the time of the mailing of the definitive proxy statement.

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in the IQ Ultra Short Duration ETF, an IndexIQ ETF. Materials were sent to you for the upcoming Meeting of Shareholders scheduled to take place on January 17th, 2024, and at this time we have not yet received your vote. The Board of Trustees are recommending a vote in favor. Would you like to vote along with the recommendations?

(Pause for shareholder’s response)

If YES or a positive response from the shareholder: (Proceed to confirmation)

If NO or a shareholder hasn’t received information:

Shareholders are being asked to approve a new subadvisory agreement between IndexIQ Advisors LLC, the Fund’s investment advisor, and MacKay Shields LLC with respect to the Fund and to approve the implementation of a “multi-manager structure” whereby IndexIQ Advisors LLC, subject to approval by the Board of Trustees and other conditions, would be able to hire, replace and amend agreements with affiliated or unaffiliated investment subadvisors to the Fund without requiring separate approval by shareholders, which would avoid costly shareholder meetings and mailings.

Would you like to vote along with the board’s recommendations?

(Pause for shareholder’s response) (If Shareholder has additional questions refer to factsheet)

If shareholder still chooses not to vote:

I understand you do not wish to vote at this time thank you and have a great day.

If Yes or a positive response from the shareholder:

(Refer to factsheet)

Shareholder Not Available:

We can be reached toll-free at 1 833-288-9337, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time. Your time today is appreciated. Thank you and have a good day.

Confirming the vote with the shareholder:

I am recording your vote (recap voting instructions for ALL proposals) on all accounts.

For confirmation purposes please state your full name.

(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).

(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.

(Pause for shareholder’s response)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed in the letter. Mr./Mrs./Ms. (shareholder’s last name), your vote is important, and your time today is appreciated. Thank you and have a good (morning, afternoon, evening).